As filed with the U.S. Securities and Exchange Commission on September 17, 2025

Registration No. 333-290101

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Amendment No. 1 to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Ultratrex Inc.
(Exact name of Registrant as specified in its charter)

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Not Applicable
(Translation of Registrants name into English)

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Cayman Islands	3531	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

220 Orchard Road
Unit 05-02, Midpoint Orchard
Singapore 238852
Tel: +65 6235 3388

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

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Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 Telephone: (212) 588 0022	Ross David Carmel, Esq. Shane Wu, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Form F-1 (Amendment No. 1) is being filed solely for the purpose of filing exhibits 5.1, 5.2, 8.1, 23.2, 23.3, 23.4 23.5, 99.12, 99.13, 99.14 and 99.15, to this registration statement on Form F-1 (File No. 333-290101), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 1 does not contain copies of the public offering prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on September 8, 2025. This Amendment No. 1 consists only of the cover page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1**	Memorandum of Association and Articles of Association of the Registrant
4.1**	Form of Underwriters’ Warrant
5.1*	Opinion of Ogier regarding the validity of Class A Shares being registered
5.2*	Opinion of Ortoli Rosenstadt regarding the validity of the underwriters’ warrants being registered
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1**	Employment Agreement between the Registrant and Mr. Wong Kok Seng
10.2**	Employment Agreement between the Registrant and Mr. Taslim Podiono
10.3**	Independent Director Offer Letter between the Registrant and Mr. Ken Lee Cheng Kiat
10.4**	Independent Director Offer Letter between the Registrant and Mr. Karl-Heinz Barth
10.5**	Independent Director Offer Letter between the Registrant and Mr. Marc Hideo Iyeki
10.6**	Director Offer Letter between the Registrant and Mr. Halim Podiono
10.7**	Director Offer Letter between the Registrant and Mr. Wong Kok Seng
10.8**	Director Offer Letter between the Registrant and Mr. Koh Wah Seng Philip
10.9**	Director Offer Letter between the Registrant and Ms. Wong Poh Chan
10.10**	Lease Agreement for PLO 229 Kawasan Perindustrian Tebrau III, 81100 Johor Bahru, Johor, Malaysia
10.11**	Lease Agreement for Jalan Jombor-Pokak, RT. 01/RW.01, Jombor Sub-district, Ceper District, Klaten Regency, Central Java Province
10.12**	Ultratrex Asia Pacific Pte. Ltd. Acting-in-Concert Agreement
10.13**	Ultratrex Inc. Acting-in-Concert Agreement
10.14**	Agreement between Ultratrex Machinery Sdn. Bhd. and Mr. Wong Kok Seng
10.15**	Agreement between the Company and a Significant Customer
14.1**	Code of Ethics of the Registrant
14.2**	Insider Trading Policy of the Registrant
15.1**	Letter in lieu of Consent of WWC, P.C.
21.1**	List of Subsidiaries of the Registrant
23.1**	Consent of WWC, P.C.
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Enolil Loo LLP (included in Exhibit 99.12)
23.4*	Consent of ABNR (included in Exhibit 99.13)
23.5*	Consent of Tonogai Law (included in Exhibit 99.14)
23.6**	Consent of Grand View Research Inc.
24.1**	Form of Power of Attorney (included on signature pages)
99.1**	Audit Committee Charter
99.2**	Compensation Committee Charter
99.3**	Nomination Committee Charter
99.4**	Consent of Mr. Ken Lee Cheng Kiat as an independent director nominee
99.5**	Consent of Mr. Karl-Heinz Barth as an independent director nominee
99.6**	Consent of Mr. Marc Hideo Iyeki as an independent director nominee
99.7**	Consent of Mr. Koh Wah Seng Philip as a non-executive director nominee
99.8**	Consent of Ms. Wong Poh Chan as a non-executive director nominee
99.9**	Consent of Mr. Wong Kok Seng as a director
99.10**	Consent of Mr. Halim Podiono as a director
99.11**	Executive Compensation Recovery Policy of the Registrant
99.12*	Opinion of Enolil Loo LLP regarding certain matters relating to Malaysian law
99.13*	Opinion of ABNR regarding certain matters relating to Indonesian law
99.14*	Opinion of Tonogai Law regarding certain matters relating to Japanese law
99.15*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

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*        Filed herewith

**      Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 17, 2025.

Ultratrex Inc.
By:	/s/ Wong Kok Seng
Name:	Wong Kok Seng
Title:	Executive Director and Chief Executive Officer (Principal Executive Officer)
By:	/s/ Taslim Podiono
Name:	Taslim Podiono
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wong Kok Seng and Taslim Podiono, each acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 17, 2025	/s/ Wong Kok Seng
Mr Wong Kok Seng, Executive Director and Chief Executive Officer (principal executive officer)
Date: September 17, 2025	/s/ Taslim Podiono
Mr Taslim Podiono, Chief Financial Officer (principal financial officer, its controller or principal accounting officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on September 17, 2025.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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